SUPPLEMENT DATED SEPTEMBER 11, 2001
TO PROSPECTUS DATED MAY 1, 2001 FOR

INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED DEFERRED ANNUITY CONTRACTS

Issued By
KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
and
KEMPER INVESTORS LIFE INSURANCE COMPANY

This Supplement updates certain information contained in the Scudder Passport Annuity Prospectus. You should attach this supplement to the Prospectus and retain it for future reference.

The purpose of this supplement is to notify you of the recent change of business address and telephone number for Kemper Investors Life Insurance Company ("KILICO") and Investors Brokerage Services, Inc. ("IBS"). The new business address and telephone number for KILICO and IBS are as follows:

1600 McConnor Parkway

Schaumburg, Illinois 60196-6801

(847) 874-4000

All references in the Prospectus to 1 Kemper Drive, Long Grove, Illinois 60049, (847) 550-5500 are deleted in their entirety and replaced with the new address and telephone number noted above.

Effective August 1, 2001, the address for Kemper Investor's Life Insurance Company ("KILICO") and Investors Brokerage Services, Inc. ("IBS") is 1600 McConnor Parkway, Schaumburg, Illinois 60196-6801. Accordingly all references in the Prospectus to 1 Kemper Drive, Long Grove, Illinois 60049 should be deleted, and replaced with the new address of 1600 McConnor Parkway, Schaumburg, Illinois 60196-6801.